UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under § 240.14a-12

BAY BANKS OF VIRGINIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2013

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. on May 20, 2013, at 5:00 p.m., at the Main Office of Bank of Lancaster, 100 South Main Street, Kilmarnock, Virginia.

The primary business of the meeting will be to: elect three Company directors; to approve, on a non-binding advisory basis, the Company’s named executive officer compensation; to approve, on a non-binding advisory basis, the frequency with which the Company will hold a stockholder vote to approve the Company’s named executive officer compensation; and to approve the Company’s 2013 Stock Incentive Plan, which replaces the expiring 2003 Incentive Stock Option Plan and the 2008 Non-Employee Directors Stock Option Plan. During the meeting, we also will report to you on the condition and performance of the Company and its subsidiaries, the Bank of Lancaster and Bay Trust Company. You will have an opportunity to question management on matters that affect the interests of all stockholders.

We hope you can join us for the Annual Meeting on May 20th. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope.

YOUR VOTE IS IMPORTANT

Thank you for your interest in the Company’s affairs. As always, we are most grateful for your continued support of Bay Banks of Virginia.

Sincerely,

Robert F. Hurliman	Randal R. Greene
Chairman of the Board	President and Chief Executive Officer

If you hold your shares through a broker, it is necessary for you to actually vote the proxy you receive from the broker in order for your vote on the election of directors to be counted.

Your Vote is Important.

BAY BANKS OF VIRGINIA, INC.

100 South Main Street

Kilmarnock, Virginia 22482

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2013

To Our Stockholders:

The Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. (the “Company”) will be held at the Main Office of Bank of Lancaster, 100 South Main Street, Kilmarnock, Virginia, on May 20, 2013 at 5:00 p.m. for the following purposes:

1.	To elect three (3) Class III directors to serve three-year terms;

2.	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation;

3.	To approve, on a non-binding advisory basis, the frequency with which the Company will hold a stockholder vote to approve the Company’s named executive officer compensation;

4.	To approve the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof. Management knows of no other business to be brought before the meeting.

Only stockholders of record at the close of business on March 18, 2013 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors

Pamela A. Varnier
Corporate Secretary

April 12, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials may be found at http:// www.baybanks.com.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR

NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

BAY BANKS OF VIRGINIA, INC.

100 S. Main Street

Kilmarnock, Virginia 22482

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 20, 2013

GENERAL

The enclosed proxy is solicited by the Board of Directors of Bay Banks of Virginia, Inc. (the “Company”), the holding company for the Bank of Lancaster and Bay Trust Company (together, the “Subsidiaries”), for the Company’s Annual Meeting of Stockholders to be held on May 20, 2013 (the “Annual Meeting”), at the time and place and for the purposes set forth in the accompanying Notice of the Annual Meeting or any adjournment thereof. The date of this Proxy Statement is April 12, 2013 and the approximate mailing date of this Proxy Statement and accompanying proxy is April 15, 2013.

Business Items of the Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

•	to elect three (3) Class III directors to serve three-year terms;

•	to approve, on a non-binding advisory basis, the Company’s named executive officer compensation;

•	to approve, on a non-binding advisory basis, the frequency with which the Company will hold a stockholder vote to approve the Company’s named executive officer ‘compensation; and

•	to approve the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan.

Stockholders will also be asked to vote on any other matters which may properly come before the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors of the Company recommends that you vote “FOR” the election of the Class III director nominees named in this Proxy Statement, “FOR” the approval of the Company’s executive compensation, “FOR” a frequency of “One Year” with respect to the advisory vote on the Company’s executive compensation and “FOR” the approval of the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan.

Record Date and Voting Rights of Stockholders

Only stockholders of record of the Company’s common stock at the close of business on March 18, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of the Company’s common stock outstanding and entitled to vote as of the close of business on March 18, 2013 was 4,817,856. The Company has no other class of stock outstanding. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

Quorum

A 60% majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business. Shares for which you have elected to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter. Shares held by a brokerage firm, bank, broker-dealer or similar organization that are voted on any matter are included in the quorum; if such shares are not voted on any matter they will not be included in determining whether a quorum is present.

Vote Required

The vote required for approval varies based on the proposal. Since directors are elected by a plurality, the three persons receiving the greatest number of affirmative votes at the Annual Meeting will be elected as Class III directors of the Company. The advisory matters on the Company’s executive compensation and the frequency of the advisory vote on the Company’s executive compensation, as well as the approval of the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan, will be approved if a majority of the shares represented at the Annual Meeting vote for approval.

Voting Shares Held in Accounts with Brokerage Firms and Similar Organizations

If your shares are held in an account with a brokerage firm, bank, broker-dealer or similar organization, then your shares are held in “street name.” The firm that holds your shares, or its nominee, is considered the registered stockholder for purposes of voting at the Annual Meeting, and you are considered the beneficial owner. As a beneficial owner, you have the right to direct the firm how to vote the shares held for you, and you must follow the instructions of that firm in order to vote your shares or to change a previously submitted voting instruction. If the firm does not receive instructions from you on how to vote your shares on a non-routine matter, that firm does not have the authority to vote on that matter with respect to your shares. Since you are not the registered owner, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the firm that holds your shares giving you the right to vote shares registered in its name at the Annual Meeting. Please note that this legal proxy is different from the proxy card or voting instructions you generally receive in the mail. If you wish to vote your shares in person, please contact the firm holding your shares for a legal proxy.

Voting on Routine and Non-Routine Matters

If you own shares that are held in street name, and you do not provide the firm that holds the shares with specific voting instructions, then, under applicable rules, the firm that holds the shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the firm that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that firm will inform the inspector of election that it does not have the authority to vote on the matter with respect to the shares. This is generally referred to as a “broker non-vote.”

All of the proposals presented in this Proxy Statement are matters that are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with such proposals.

Revocation and Voting of Proxies

Execution of a proxy will not affect a registered stockholder’s right to attend the Annual Meeting and vote in person. Any registered shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and voting in person. A registered shareholder may also revoke his or her proxy at any time before it is exercised by filing a written notice with the Corporate Secretary of the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

How Shares will be Voted

Shares represented by proxies will be voted at the Annual Meeting as follows:

•	Properly Completed Proxies – Shares represented by a properly completed proxy that contains voting instructions will be voted in accordance with the voting instructions specified in the proxy.

•

Proxies Without Voting Instructions – Shares represented by proxies that are properly signed and dated but which do not contain voting instructions will be voted in accordance with the Board’s recommendations set forth above.

•

Abstentions – We will count a properly executed proxy marked “Abstain” for purposes of determining whether there is a quorum present at the Annual Meeting, but the shares represented by that proxy will not be voted at the Annual Meeting.

•

Broker Non-votes – Your broker may not vote your shares for you unless you provide instructions to your broker on how to vote them. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not do this, your broker may not vote your shares at all (a broker non vote).

A properly returned proxy indicating “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Broker non-votes will not be counted as votes cast on the election of directors proposal and will have no effect on the election of directors.

Costs of Solicitation

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person, by telephone or email, or special letter by officers and regular employees of the Company, acting without compensation other than regular compensation.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes (I, II and III), and the term of office for the Class III directors will expire at the Annual Meeting. The current Class III directors are Robert C. Berry, Jr., Elizabeth H. Crowther, Ed. D. and Robert F. Hurliman. Pursuant to the Company’s Bylaws, Mr. Berry cannot be nominated to serve another three-year term. On September 5, 2012, the Board appointed Elizabeth H. Crowther, Ed. D., a director of the Company and designated her as a Class III director. Pursuant to Virginia law, Dr. Crowther is to be elected to the Board by the Company’s stockholders at the next stockholder meeting following her appointment. On March 27, 2013, the Board nominated C. Dwight Clarke to the Board, subject to stockholder approval at the Annual Meeting. If elected, Messrs. Clarke and Hurliman and Dr. Crowther will serve until the Annual Meeting of Stockholders to be held in 2016.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If, for any reason, the persons named as nominees should become unavailable to serve, an event that management does not anticipate, proxies will be voted for such other person as the Board of Directors may designate.

The following table provides certain biographical information with respect to each director and director nominee for election at the Annual Meeting. Information on the specific experience and qualifications that led the Board to conclude that each director or director nominee should serve as a director of the Company follows under “Board of Directors Information – Qualifications and Experiences of Directors” beginning on page 6.

The Board of Directors recommends the Class III nominees, as set forth below, for election. The Board of Directors recommends that stockholders vote FOR the nominees.

Name (Age)	Company Director Since	Principal Occupation During Past Five Years

Class III (Nominees to serve until the 2016 Meeting):

C. Dwight Clarke (50)	Pending Election	Partner, Dehnert, Clarke & Co., P.C., Irvington, Virginia.

Elizabeth H. Crowther, Ed. D. (56)	2012	President of Rappahannock Community College, Warsaw, Virginia, since 2004.

Robert F. Hurliman (68)	2007	Chairman of the Board; Retired Director of Vehicle Logistics of DaimlerChrysler Corporation, Auburn Hills, Michigan, since 2000.

Name (Age)	Company Director Since	Principal Occupation During Past Five Years

Class I (Directors serving until the 2014 Meeting):

Richard A. Farmar, III (55)	2004	President of B.H. Baird Insurance Agency, Warsaw, Virginia.

Randal R. Greene (53)	2011	President and Chief Executive Officer of the Company and the Bank since October 2011; Regional President of State of Franklin Bank, a division of Jefferson Federal Bank in Johnson City, Tennessee, from October 2008 to September 2011; and President of State of Franklin Bancshares, Inc. and President and Chief Executive Officer of State of Franklin Bank, from 1996 until acquired by Jefferson Bancshares, Inc. in October 2008.

Class II (Directors serving until the 2015 Meeting):

Kenneth O. Bransford, Jr. (68)	2011	Vice Chairman of the Board; Retired President and Chief Executive Officer of the Bank, serving from May 2011 until September 2011; Vice President of the Company from August 2010 to October 2011; and Executive Vice President of the Bank from 2002 until April 2011.

Julien G. Patterson (61)	2009	Chairman and past President and Chief Executive Officer of OMNIPLEX World Services Corporation, Chantilly, Virginia; past Chairman of the Virginia State Chamber of Commerce, Richmond, Virginia.

Board of Directors Information

Board Independence. The Company’s Board of Directors has determined that, except for Messrs. Bransford and Greene, each director is independent within the NASDAQ definition of “independent director.”

Board Meetings. Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties, including attendance at Board and Committee meetings. During 2012, there were 12 meetings of the Board of Directors. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and its Committees. Directors are encouraged to attend stockholders meetings, and all 2012 directors attended the 2012 Annual Meeting of Stockholders.

There are no family relationships among any of the directors or among any directors and any executive officers. None of the directors serves as a director of any other publicly held company.

Leadership Structure. The positions of Chairman of the Board and Chief Executive Officer are held by separate persons. The Chief Executive Officer serves on the Board of Directors; however, his main focus is to provide leadership to the Company in accomplishing the directives established by the Board. In that role, he is responsible for the general administration, oversight, care and management of the business of the Company and the Subsidiaries, as well as full authority over all officers, managers and employees. The Chairman of the Board is considered the lead independent director, and his role, along with the Board, is to provide independent oversight of the Chief Executive Officer, to direct the business and affairs of the Company for the benefit of its stockholders, and to balance the interests of the Company’s diverse constituencies including stockholders, customers, employees and communities.

Qualifications and Experiences of Directors.

Kenneth O. Bransford, Jr. brings a lifetime career in banking to the Board. He is Bank of Lancaster’s retired President and Chief Executive Officer. He retired in December 2011 after a 40-year tenure with the Company and the Bank. He is a director of the Company, the Vice Chairman of the Board of the Bank, and a director of Bay Trust Company. With his knowledge of the financial industry and the communities we serve, Mr. Bransford brings a wealth of expertise to his directorship. Over his 40-year career, he held the position of Senior Lending Officer of the Bank, with overall responsibility for the Bank’s loan operations; and as Retail Delivery Administrator, he had overall responsibility for the Bank’s branches throughout the Northern Neck. Mr. Bransford attended the University of Richmond and during his career with Bank of Lancaster, he graduated form the Virginia School of Bank Management at the University of Virginia and the Graduate School of Banking of the South at Louisiana State University. He has always taken an active role in his community, having served as president of both the Kilmarnock and Lancaster County Chambers of Commerce. He is a director and past president of the Kilmarnock-Irvington-White Stone Rotary Club, and chairs the club’s annual Bay Seafood Festival. He is a past director of the Lancaster Community Library, served on the Northern Neck Boy Scout District Committee, served on the Northern Neck Home Builders Association, and has been involved for many years with the American Cancer Society’s Relay for Life and Mid-Atlantic Regional Golf Board. He is a member, past director and past officer of Indian Creek Yacht & Country Club. Mr. Bransford is an active member and usher at St. Francis deSales Catholic Church in Kilmarnock. Mr. Bransford’s lifetime career in banking, his leadership of the Company and the Bank over the past 40 years, and his commitment to his community provides excellent counsel to our Company.

C. Dwight Clarke is a Partner and Certified Public Accountant of Dehnert, Clarke & Co., P.C., an accounting firm located in Irvington, Virginia. Mr. Clarke has been associated with the firm since 1985 and a partner since June 1990. He works with clients throughout Lancaster, Northumberland, Middlesex and Mathews Counties. Mr. Clarke graduated from Virginia Polytechnic Institute (Virginia Tech) in 1985 with a B.S. degree in Accounting. He is a member of the American Institute of CPAs and the Virginia Society of CPAs. Active in his community, Mr. Clarke is a member, past president and treasurer of the Kilmarnock-Irvington-White Stone Rotary Club; board member and treasurer of the Tidewater Foundation; a past board member and treasurer for both the Lancaster County Chamber of Commerce and the Lancaster Community Library. He is a past member of Bank of Lancaster’s Lancaster/Middlesex Community Reinvestment Advisory Board. Mr. Clarke is a member of Grace Episcopal Church in Kilmarnock.

Elizabeth H. Crowther, Ed. D. is President of Rappahannock Community College (“RCC”), headquartered in Warsaw, Virginia. RCC is the only institution of higher education located in the 12 counties of the Northern Neck and Middle Peninsula. Under her leadership, RCC has added numerous new programs, including the Workforce and Community Development Center, which now serves approximately 4,000 students. She is responsible for establishing guaranteed admission agreements with leading four-year colleges and universities across Virginia, which allow RCC graduates to transfer seamlessly into such institutions. Dr. Crowther earned her B.A. and M.A. degrees from Virginia Polytechnic Institute (Virginia Tech) and her Doctor of Education from the College of William & Mary. Active in her community, Dr. Crowther serves on numerous civic and charitable boards, including the boards for Lilian Lumber Company, Northern Neck Insurance, Rappahannock Community College Educational Foundation, Rappahannock General Hospital, River Counties Community Foundation, and Visions of Lancaster and Northumberland Counties. Dr. Crowther is a current member of the Middlesex Rotary Club and past president of the Strasburg Club, as well as a Paul Harris Fellow.

Richard A. Farmar, III is President of B. H. Baird Insurance Agency, headquartered in Warsaw, Virginia. A graduate of Hampden-Sydney College, he joined B. H. Baird in 1979. In 1983, he received the AAI (Accredited Advisor in Insurance) designation and in 1994, the CPCU (Chartered Property Casualty Underwriter) designation. Mr. Farmar became President of B. H. Baird Insurance Agency in January 1999. He has served as President of the Independent Insurance Agents of Virginia and as a director of the Virginia Financial Services Corporation. Active in his community, Mr. Farmar has served as President of the Warsaw Jaycees, President of the George Washington National Memorial Association, President of the Rappahannock Chapter of Ducks Unlimited and has coached Little League Baseball. He is a Past President and current member of the Warsaw Rotary Club and a director of The Tidewater Foundation. Mr. Farmar is also the Chairman of the Board of Bank of Lancaster and Chairman of its Executive, Loan and Planning Committees. His connections to Richmond County, Virginia provide valuable knowledge of that market area.

Randal R. Greene is the President and Chief Executive Officer of Bay Banks of Virginia, Inc. and Bank of Lancaster. He is also a director of the Company, the Bank and Vice Chairman of Bay Trust Company. He received his Bachelor of Business Administration degree from East Tennessee University. He began his banking career in 1984 and brings 27 years of community banking and management experience to the Bay Banks family. Mr. Greene most recently was Regional President of State of Franklin Bank, a division of Jefferson Federal Bank in Johnson City, Tennessee. From 1996 to 2008, he was President and Chief Executive Officer, director and founder of State of Franklin Savings Bank and Chairman of its Executive Committee. Mr. Greene was the President of State of Franklin Real Estate from 1997 to 2008, growing the company to 100 agents and to number two in market share. In addition, he served as President of State of Franklin Leasing Company. Mr. Greene serves on the Board of the Rappahannock General Hospital Foundation and the Board of Directors of the Virginia Association of Community Bankers. He was also a part of LEAD Northern Neck, a component of LEAD VIRGINIA, designed to build a network of informed, engaged and connected leadership for the Commonwealth of Virginia. Mr. Greene has had a lifetime involvement in Boy Scouts of America. He is currently a member of the Executive Board of the Capital Heart of Virginia Boy Scouts Council. He is a former President of the Sequoyah Council, which serves 17 counties in East Tennessee and Southwest Virginia, and former Chairman of the Silver Eagle Dinner for Boy Scouts of America. He has also served as the Leadership Chairman of United Way of East Tennessee, as a board member of the Children’s Advocacy Center, Chairman and board member of Comprehensive Community Services, Foundation Board member of East Tennessee State University, and board member of the Johnson City/Washington County Chamber of Commerce. He is a past chairman of the Johnson City Medical Center Foundation, past board member of the City of Johnson City Community Development Board and the organizer of the Eastern Eight, a successful non-profit housing corporation.

Robert F. Hurliman is Chairman of the Board of the Company, where he has been a director since 2007. Mr. Hurliman has also been a director of Bay Trust Company since 2006. He brings to the Board extensive executive skills from his career of 31 years at DaimlerChrysler, AG in Michigan, from which he retired in 2000, after serving that company in manufacturing, engineering, purchasing and supply chain management. His last position was that of Director of Logistics, in which he was responsible for delivery of over 3 million domestically produced and imported vehicles in North America. Mr. Hurliman received his undergraduate degree from Pennsylvania State University and his graduate degree from Wayne State University. He is active in our community, serving as Treasurer of Grace Episcopal Church, Kilmarnock; and a past president and Nominating Committee member of Lancaster County Community Library.

Julien G. Patterson brings to the Board valuable business and board skills as Past Chairman of OMNIPLEX World Services Corporation, a company he founded 23 years ago. The company employs approximately 3,500 men and women worldwide. Mr. Patterson’s security career began with the Central Intelligence Agency (the “CIA”), during which time he designed a wide variety of comprehensive and specialized security training programs, and led those mobile training teams. In 1987, Mr. Patterson left the CIA to begin his career as an entrepreneur. In 1997, Mr. Patterson was named the Greater Washington Entrepreneur of the Year from a field of over 890 nominees. The Entrepreneur of the Year award, sponsored by Ernst & Young LLP, the NASDAQ Stock Market and other nationally known companies, was established to recognize “an elite group of entrepreneurs whose vision, innovation and hard work have established and sustained successful growing businesses.” Mr. Patterson received his undergraduate and honorary doctorate degrees from Norfolk State University, and currently serves on its Board of Visitors. He is the Past Chairman of the Virginia Economic Development Partnership (for current Governor McDonnell and former Governor Kaine), a Past Chairman of the Virginia Chamber of Commerce, a Past Chairman of the Virginia Community College Foundation, a Past Chairman of Virginia FREE, director of the Boys & Girls Club of the Northern Neck, the Northern Neck Insurance Company, and a past director of the Steamboat Era Museum and past trustee of the Virginia Foundation for Independent Colleges.

Board Involvement in Risk Oversight. The Board oversees risk management to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with Company strategy and functioning appropriately. The Board performs its risk oversight in several ways. The Board establishes standards for risk management by approving policies that address and mitigate material risks. These include policies addressing risks such as credit risk, interest rate risk, operational risk, liquidity risk, capital risk and fiduciary risk. The Audit Committee oversees financial, accounting and internal control risk management. The Board also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

Board Committees

The Board of Directors of the Company has, among others, a standing Compensation Committee and Audit Committee.

Compensation Committee. The Compensation Committee currently consists of Elizabeth H. Crowther, Richard A. Farmar, III, Robert F. Hurliman and Julien G. Patterson. The function of this committee, which operates without a charter, is to review compensation adjustments for officers; to review and recommend compensation levels for senior officers; to recommend compensation for directors and executive officers; to recommend the annual contribution to the Company’s Employee Stock Ownership Plan (the “ESOP”) and to review the Company’s benefits program. In the opinion of the Compensation Committee and the Board of Directors, the Company’s compensation programs, practices and policies do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee met two times during 2012, and has engaged no compensation consultants.

Audit Committee. The Audit Committee currently consists of Robert C. Berry, Jr., Kenneth O. Bransford, Jr., Richard A. Farmar, III and Robert F. Hurliman. All members of the Audit Committee meet the requirements for independence as set forth in the NASDAQ definition of “independent director,” other than Mr. Bransford, and meet the definition of an independent director as set forth in Rule 10A-3 of the Securities Exchange Act of 1934.

Although the Company does not currently have an “audit committee financial expert” as defined by Securities and Exchange Commission rules, all four current directors on the Audit Committee bring a diversity of financial knowledge and expertise and have extensive business backgrounds that the Board has determined are sufficient for the proper exercise of their duties on the Committee. The Board has determined that C. Dwight Clarke, a director nominee at the Annual Meeting, possesses the requisite accounting and related financial management expertise to qualify for the audit committee financial expert position.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. Accordingly, the independent registered public accounting firm reports directly to the Audit Committee of the Company. It is the responsibility of the Audit Committee to select the Company’s independent registered public accounting firm, to approve the scope of the independent registered public accounting firm’s audits and to review the reports of examination by the regulatory agencies, the independent registered public accounting firm and the internal auditor. The Committee regularly reports to the Board of Directors of the Company. The charter of the Audit Committee was included in the Company’s proxy statement relating to its 2012 annual stockholders’ meeting, and is available upon request. To obtain a copy of the charter, please submit a written request to the Company’s Corporate Secretary at the address given in the “Stockholder Proposals” section in this Proxy Statement. The Audit Committee met four times during 2012.

Nominating Committee. The Company’s Board of Directors does not have a standing nominating committee. The Board of Directors does not believe that it is necessary to have a nominating committee because it has determined that the functions of a nominating committee can be adequately performed by its independent members and that stockholders are best served by having such directors participate in the selection of board nominees.

In accordance with the Company’s Bylaws, nominations for the election of directors shall be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 120 days prior to the date of the anniversary of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The above procedures are in addition to the procedures regarding inclusion of stockholder proposals in proxy materials set forth in “Stockholder Proposals” in this Proxy Statement.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. High-level leadership experience in business activities, breadth of knowledge about issues affecting the Company and time available for meetings and consultation on Company matters are among the initial criteria the Nominating Committee looks for in a candidate. Although the Board has not adopted a formal policy relating to Board diversity, the independent directors seek a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. The independent directors, along with the other board members as appropriate, evaluate potential nominees, whether proposed by stockholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing other relevant information. Consideration is made of a candidate’s ability to complement the existing Board, and the Board’s need for operational, management, financial, technological or other expertise, as well as geographical representation within the Company’s market areas. Other factors, such as a candidate’s race, gender, or national origin, are considered if all other qualifications are met. Candidates whose evaluations are favorable are then chosen by a majority of the independent directors to be recommended for selection by the full Board. The full Board then selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at an annual meeting.

DIRECTOR COMPENSATION

Non-employee directors of the Company receive a $3,500 annual retainer, with the exception of the Chairman, who receives an annual retainer of $6,000. They also receive $350 for each meeting of the Company’s Board of Directors attended, and $200 for each committee meeting attended. Directors who are employees of the Company, the Bank or Trust Company are not compensated for attendance at Board or Committee meetings. In addition, certain directors serve on Community Reinvestment Act Advisory Boards, and receive $50 for each meeting attended. The following table presents compensation information on the non-employee directors of the Company for 2012.

2012 Director Compensation

Name	Fees Earned or Paid in Cash	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Robert C. Berry	$15,400	$—	—	—	$15,400
Kenneth O. Bransford	18,750	—	—	—	18,750
Elizabeth H. Crowther	1,400	—	—	—	1,400
Richard A. Farmar, III	18,600	—	—	—	18,600
Robert F. Hurliman	21,300	—	—	—	21,300
Julien G. Patterson	7,000	—	—	—	7,000

COMMON STOCK OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides, as of March 18, 2013, certain information with respect to the beneficial ownership of the Company’s common stock for (i) the directors and director nominees of the Company, (ii) each executive officer named in the Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement, (iii) all directors, director nominees and executive officers of the Company as a group, and (iv) each stockholder known by the Company to own beneficially more than 5% of the Company’s common stock.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Named Executive Officers and Directors:
Robert C. Berry, Jr.	8,761	(2) (3)	*
Kenneth O. Bransford, Jr.	27,081	(2) (3)	*
C. Dwight Clarke	10,086	(3)	*
Elizabeth H. Crowther	1,600	(3)	*
Deborah M. Evans	28,796	(2) (3)	*
Richard A. Farmar, III	56,166	(2) (3)	1.1%
Randal R. Greene	57,412	(3)	1.2%
Robert F. Hurliman	34,626	(2) (3)	*
Douglas F. Jenkins	37,008	(3)	*
Julien G. Patterson	291,243	(2) (3)	6.0%
All directors, director nominees and executive officers as a group (10 persons)	552,779	(2) (4)	11.3%

Other 5% Stockholders:
Entities and persons affiliated with Sandler O’Neill Asset Management, LLC	476,200	(5)	9.9%

Stanley Woodward, Jr. Marie José B. Woodward	352,948	(6)	7.3%

*	Represents less than 1% of Company common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Berry, 4,902 shares; Mr. Bransford, 1,979 shares; Mrs. Evans, 432 shares; Mr. Farmar, 7,440 shares; Mr. Hurliman, 3,595 shares; and Mr. Patterson, 288,682 shares.
(3)	Includes shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans as follows: Mr. Berry, 3,102 shares; Mr. Bransford, 1,000 shares; Mr. Clarke, 3,643 shares; Dr. Crowther, 1,000 shares; Mrs. Evans, 15,459 shares; Mr. Farmar, 9,807 shares; Mr. Greene, 20,000 shares; Mr. Hurliman, 7,643 shares; Mr. Jenkins, 15,114 shares; and Mr. Patterson, 2,561 shares.
(4)	Includes 79,329 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans, and 13,971 shares held in the Company’s ESOP.

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(5)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013 by (i) Sandler O’Neill Asset Management, LLC (“SOAM”), (ii) SOAM Holdings, LLC (“Holdings”), (iii) Malta Hedge Fund II, L.P. (“MHFII”) and (iv) Terry Maltese, Managing Member of SOAM and Holdings. Pursuant to the Schedule 13G, as of December 31, 2012 (i) MHFII beneficially owned 304,200 shares of Company common stock, constituting approximately 6.32% of the shares outstanding; (ii) Holdings owned directly no shares of common stock but by reason of its position as general partner of certain partnerships, Holdings may be deemed to beneficially own the 363,800 shares of common stock, which are held by such partnerships, constituting approximately 7.56% of the shares outstanding; (iii) SOAM owned directly no shares of common stock but by reason of its position as investment advisor, SOAM may be deemed to beneficially own the 476,200 shares of common stock, which are held of record by clients of SOAM, constituting approximately 9.90% of the shares outstanding; and (iv) Mr. Maltese directly owned no shares of common stock but by reason of his position as Managing Member of SOAM, Mr. Maltese may be deemed to beneficially own 476,200 shares of common stock, constituting approximately 9.90% of the shares outstanding. The address of the principal offices of each of SOAM, Holdings and MHFII, and the business address of Mr. Maltese, is Sandler O’Neill Asset Management LLC, 150 East 52nd Street, 30th Floor, New York, New York 10022.
(6)	This information is based on a Schedule 13D filed with the Securities and Exchange Commission on January 10, 2013 by Stanley Woodward, Jr. and Marie José B. Woodward. Pursuant to the Schedule 13D, as of December 31, 2012 Mr. Woodward beneficially owned 282,356 shares of Company common stock through a revocable trust, constituting approximately 5.90% of the shares outstanding, and 70,592 shares of Company common stock due to his joint ownership of the shares with Mrs. Woodward, constituting approximately 1.50% of the shares outstanding; and (ii) Mrs. Woodward beneficially owned 70,592 shares of Company common stock due to her joint ownership of the shares with Mr. Woodward, constituting approximately 1.50% of the shares outstanding. The address of Mr. and Mrs. Woodward is 1699 Colle Lane, Charlottesville, Virginia 22902.

EXECUTIVE COMPENSATION

The following table provides information on the total compensation paid to or earned by the Company’s executive officers for the years indicated below (the “named executive officers”). No other executive officers of the Company earned over $100,000 in total compensation in 2012. No officer receives compensation from the Company, and all compensation is paid through the Subsidiaries.

Summary Compensation Table

	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Change in Pension Value and Nonqualified Deferral Compensation Earnings (3)	All Other Compensation		Total

Randal R. Greene (4)	2012	$232,320	—	—	—	$13,939	$2,901	(5) (6)	$249,160
President & CEO	2011	$48,167	$25,000	$16,000	$2,109	—	—	(7)	$91,276

Douglas F. Jenkins (8)	2012	$130,580	—	—	—	$10,353	$3,790	(5) (6)	$144,723
Executive Vice President	2011	—	—	—	—	—	—		—

Deborah M. Evans (8)	2012	$90,387	—	—	—	$8,686	$2,980	(5)	$102,053
Senior Vice President & CFO	2011	—	—	—	—	—	—		—

(1)	Consists of one-time cash bonus payment made to Mr. Greene upon the execution and pursuant to the terms of his employment agreement with the Company and the Bank.
(2)	Stock and option awards were made to Mr. Greene upon the execution and pursuant to the terms of his employment agreement with the Company and the Bank. Assumptions used to calculate the value can be found in Note 17 in the Notes to the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.
(3)	Amounts shown reflect the change in present value of the accumulated benefit obligation. See “Benefit Plans – Pension Plan” below.
(4)	Mr. Greene joined the Company and the Bank as President and Chief Executive Officer in October 2011. His compensation reflects the portion of the year that he was employed by our organization.
(5)	Consists of: (i) for Mr. Greene, $2,123 accrued in 2012 on his behalf under the 401(k) Plan and (ii) $778 accrued in 2012 on his behalf for life insurance; (ii) for Mr. Jenkins, $3,433 accrued in 2012 on his behalf under the 401(k) Plan and $357 accrued in 2012 on his behalf for life insurance; and (iii) for Mrs. Evans, $2,701 accrued in 2012 on her behalf under the 401(k) Plan and $279 accrued in 2012 on her behalf for life insurance.
(6)	Perquisites included the use of a Company-owned vehicle for Messrs. Greene and Jenkins. The aggregate incremental cost to the Company for all other perquisites was less than $10,000 and therefore is not included here.
(7)	Mr. Greene was not yet eligible to participate in the 401(k) Plan, the ESOP or life insurance during 2011.
(8)	Pursuant to Securities and Exchange Commission rules, the respective compensation of Mr. Jenkins and Mrs. Evans for 2011 is not included as such officers were either not deemed executive officers of the Company in 2011 or were under the $100,000 compensation threshold necessary for inclusion in the table.

Executive Compensation Overview

The compensation program for executive management consists of up to six elements: (i) base salary, which is set on an annual basis; (ii) bonus; (iii) stock grants; (iv) incentive stock options; (v) the ESOP; and (vi) retirement plans, such as the pension plan and the 401(k) Plan.

The Board of Directors determines general cash and equity compensation with respect to the named executive officers, as well as benefit policies and procedures for such officers and the organization as a whole. The Board uses market studies and published compensation data to review competitive rates of pay, to establish salary ranges and to arrive at base salary levels. The Board approves base salaries at levels it believes is competitive with amounts paid to executives with comparable qualifications, experience and responsibilities after comparing salary information of similar sized banks as provided by the Virginia Bankers Association’s Salary Survey of Virginia Banks and other compensation surveys. In addition, the Board considers the recent performance of the Company and assesses each executive’s past performance and its expectation as to the executive’s future contributions in leading the Company.

Compensation for senior officers other than the President and Chief Executive Officer is recommended to the Compensation Committee by the President and Chief Executive Officer. The Compensation Committee reviews these recommendations and has the authority to revise the proposed compensation proposals. Once approved by the Compensation Committee, the senior officer’s compensation is referred to the Board of Directors for review, discussion, revision if requested, and approval. During 2012, the compensation for Randal R. Greene, President and Chief Executive Officer of the Company and the Bank, was primarily established pursuant to the terms of his employment agreement. See “Employment Agreement and Change in Control Arrangements” below.

The Board uses a subjective approach to the determination of compensation based on the factors noted above. Except concerning incentive stock options, the Board does not rely on formulas or weights of specific factors. Neither the profitability of the Company nor the market value of its stock is directly utilized in computing an officer’s base compensation. The Company’s executive compensation program has substantially relied on base salary as its primary component. In 2012, no cash bonus program was instituted by the Company for the named executive officers, and no discretionary cash bonuses were awarded.

Incentive stock option grants are deemed earned only if the objectives set by the Compensation Committee for each key employee are achieved by a specified date. The objective of these options is to create a link between officer compensation and Company performance. In determining the appropriate level of stock-based allotments, the Compensation Committee considers the officer’s contribution toward the Company’s performance. To encourage growth in stockholder value, incentive stock options are granted to all officers who are in a position and have a responsibility to make a substantial contribution to the long-term success of the Company. The Board believes this focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

In March 2013, the Compensation Committee engaged the services of the Titan Group LLC (the “Titan Group”), an independent executive compensation consulting firm, to provide comprehensive consulting services, including:

•	informing and advising the committee with respect to regulatory requirements and evolving best practices;

•	reviewing current components of the senior management compensation program, including short-term and long-term incentives;

•	comparing the current compensation programs with peer practices; and

•	recommending modifications consistent with current best practices with a goal of creating more of a highly performance-based and retention-focused compensation model.

The Titan Group has not previously provided any services to the Company or the Subsidiaries, and does not provide any other services to the Company or the Subsidiaries.

Equity Awards

Stock Option Plans. The Company currently has in effect one stock option plan for employees, the 2003 Incentive Stock Option Plan (the “2003 Plan”). The 1994 stock option plan has expired, but certain options deemed earned are still exercisable. Because of the expiration of the 2003 Plan on April 30, 2013, the Board of Directors on February 21, 2013 approved the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan (the “2013 Plan”). Pursuant to the 2013 Plan, which is subject to stockholder approval at the Annual Meeting, the Company will have the authority to grant restricted stock awards and stock options in the form of incentive stock options and non-statutory stock options to employees, and directors of the Company and the Subsidiaries. No stock awards or options have been granted under the 2013 Plan as of the date of this Proxy Statement. See “Proposal Four – Approval of the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan” in this Proxy Statement for more information on the 2013 Plan.

The 2003 Plan provides for the earning of incentive stock options by key employees of the Company upon successful completion of agreed upon goals. The Compensation Committee of the Company makes allocations under the plan and fixes the terms and conditions of each allocation pursuant to a separate agreement entered into with each eligible key employee. The exercise price of each option award deemed earned is 100% of the fair market value of the Company’s common stock on the date of the award. The awards, or a portion thereof, vest twelve months after the date of grant, based upon a determination of the percentage of goals achieved. An option granted under the 2003 Plan is not exercisable after the expiration of ten years from the date such option is granted. In general, an option is not transferable by a person to whom it is granted other than by will or the laws of descent and distribution.

Under the 2003 Plan, of the 189,280 shares authorized, 116,654 were available for granting purposes as of December 31, 2012. Although the 1994 stock option plan has expired, option grants for 56,377 shares are still available for exercise.

The following table presents certain information on the stock options held by the named executive officers as of December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards
	Year of Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Randal R. Greene	2012	—	—	—	—	—
	2011	5,000	—	—	$3.20	10/6/2021

Douglas F. Jenkins	2012	—	—	—	—	—
	2011	2,000	—	—	$4.85	3/22/2021
	2010	1,014	—	—	5.43	6/03/2020
	2009	487	—	—	7.40	4/29/2019
	2008	730	—	—	11.09	4/08/2018
	2007	610	—	—	13.87	4/10/2017
	2006	273	—	—	12.39	4/11/2016

Deborah M. Evans	2012	—	—	—	—	—
	2011	2,000	—	—	$4.85	3/22/2021
	2010	858	—	—	5.43	6/03/2020
	2008	913	—	—	11.09	4/08/2018
	2007	649	—	—	13.87	4/10/2017
	2006	454	—	—	12.39	4/11/2016
	2005	304	—	—	14.75	4/19/2015
	2004	159	—	—	14.75	4/20/2014
	2003	122	—	—	13.64	5/30/2013

Employment Agreement and Change in Control Arrangements

On October 6, 2011, the Company, the Bank and Randal R. Greene entered into an employment agreement (the “Employment Agreement”) setting forth the terms and conditions of his employment as President and Chief Executive Officer of the Company and the Bank. The term of the Employment Agreement began on October 6, 2011 and will continue until October 6, 2014. The Employment Agreement will automatically renew for successive one-year terms after October 6, 2014, unless either party notifies the other of its intention not to renew.

Pursuant to the terms of the Employment Agreement, Mr. Greene will be paid an annual base salary of at least $230,000, which amount may be increased at the discretion of the Bank’s Board of Directors. Mr. Greene also received 5,000 shares of the Company’s common stock in a stock award, an incentive stock option covering 5,000 shares of the Company’s common stock and a one-time cash bonus payment of $25,000 in connection with his entering into the Employment Agreement. The option is immediately vested in full and was issued pursuant to the 2003 Plan. Mr. Greene also was entitled to a relocation allowance of $35,000 in total for 2011 and 2012 to reimburse his reasonable relocation expenses. The Company will provide Mr. Greene with the use of a Bank-owned car, and will pay Mr. Greene’s membership dues and monthly fees at a country club during the term of the Employment Agreement.

Mr. Greene will be entitled to participate in the Bank’s long-term and short-term incentive plans. Pursuant to the Employment Agreement, his incentive compensation will be based upon goals established by Mr. Greene and the Bank’s Compensation Committee or its Board of Directors and will be subject to an annual maximum of 25% of his annual base salary. Mr. Greene will also be entitled to participate in all of the Company’s and the Bank’s employee benefit plans and programs for which he is eligible. Any incentive-based compensation or award to which Mr. Greene is entitled is subject to clawback by the Company and the Bank as required by applicable federal law.

Pursuant to the Employment Agreement, Mr. Greene will be entitled to receive certain severance payments as discussed below, in the event of a termination of employment under certain circumstances. If the Company and the Bank terminate Mr. Greene’s employment without “Cause,” or Mr. Greene terminates his employment with “Good Reason” (as such terms are defined in the Employment Agreement), in a non-change of control context, the Company will be obligated to pay Mr. Greene the greater of (i) a monthly amount equal to one-twelfth of his annual base salary in each month for the remainder of the term of the Employment Agreement, or (ii) a monthly amount equal to one-twelfth of his annual base salary for a period of six months. Under such circumstances, Mr. Greene will also be entitled to any bonus or short-term incentive compensation earned but not yet paid, and, if he elects coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), the continuance of his current benefits under group health and dental plans, provided that such benefits will not extend beyond the 18-month period permitted by COBRA.

If within one year of a change of control of the Company, Mr. Greene’s employment is terminated (i) by the Company and the Bank without Cause, or (ii) by Mr. Greene for Good Reason, he will be entitled to a lump sum cash payment equal to the excess, if any, of 2.99 times Mr. Greene’s annualized includable compensation for the base period (as such phrase is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) over the total amount due Mr. Greene under other termination provisions of the Employment Agreement.

Mr. Greene will be subject, in certain circumstances, to non-competition and non-solicitation restrictions for a period of 24 months following the termination of his employment.

The Company and the Bank do not currently have agreements providing for compensation relating to employment or the termination of employment with any of its other named executive officers.

Benefit Plans

Pension Plan. The Company has a non-contributory cash balance pension plan, which covers substantially all salaried employees who have reached the age of 21. Under this cash balance plan, the account balance for each participant grew each year with annual pay credits based on age and years of service and monthly interest credits based on an amount established each year by the Board of Directors, subject to a minimum of 3% per the Internal Revenue Code. Pursuant to the terms of the cash balance pension plan, employees are 100% vested after three years of service. Once vested, the accumulated cash balance is available to the participant upon retirement, death or other termination of employment and is payable in various forms at the election of the participant, including as a lump sum. Effective December 31, 2012, this plan was frozen. Subsequently, annual pay credits will be discontinued, but each participant’s account balance will continue to grow based on monthly interest credits.

At December 31, 2012, the lump sum value of accrued benefit in this plan was $13,939 for Mr. Greene, $56,510 for Mrs. Evans, and $50,183 for Mr. Jenkins.

401(k) Plan. The Company has a contributory 401(k) plan. All salaried employees of Subsidiaries are eligible to participate after having worked six months consecutively and there is no age requirement. Participants may elect to defer between 1% and 15% of their base compensation, which will be contributed to the plan, providing the amount deferred does not exceed the federal dollar maximum election deferral for each year. The Subsidiaries match 100% up to a 2% deferral, then 25% on deferrals between 2% and 6% of salary. Under the plan, an employee is vested in the matched portion of the contribution by 20% after two years and 20% each year thereafter for the next four years of service. If an employee leaves prior to the initial two-year period, he or she forfeits any accrued match contribution.

Distributions to participants are made at death, retirement or other termination of employment in a lump sum payment. The plan permits certain in-service withdrawals. Normal retirement age is considered 65; early retirement is considered at 55 with 10 years of vested service; disability retirement has no age requirements but a service requirement of 10 years of vested service.

Employee Stock Ownership Plan. The ESOP is a non-contributory plan supported by annual contributions made at the discretion of the Company’s Board of Directors. The ESOP is a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code and an employee stock ownership plan under Section 4975(E)(7) of the Internal Revenue Code. Trustees and an administrative committee as appointed by the Chairman of Company’s Board of Directors for the exclusive benefit of participants administer the ESOP. The ESOP is eligible to each Bank and Trust Company employee over the age of 21 and credited with at least 1,000 hours of service for the plan year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Bay Banks of Virginia, Inc. oversees the Company’s financial reporting process on behalf of the Board of Directors of the Company. The Audit Committee is elected by the Board of Directors of the Company. All members of the Audit Committee are independent of management. Mr. Bransford, the Company’s former President and Chief Executive Officer, does not meet the requirements for independence as set forth in the NASDAQ definition of “independent director.” Mr. Bransford does, however, meet the definition of an independent director as set forth in Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter adopted by the Board of Directors and the Audit Committee.

While management has the primary responsibility for the quality and integrity of the Company’s financial statements and reporting processes, the Audit Committee provides assistance to management in fulfilling this responsibility. In its oversight responsibilities, the Audit Committee reviewed with management and the independent registered public accounting firm the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012, and discussed the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements.

In addition, the Audit Committee obtained from the Company’s independent registered public accounting firm a formal written statement discussing any disclosed relationship or service which may impact the objectivity and independence of the independent registered public accounting firm, as required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The committee also discussed with the independent registered public accounting firm all communications required by Public Company Accounting Oversight Auditing Standard AU Section 380 and Rule 2-07 of Regulation S-X, as amended.

The Audit Committee also monitored the internal audit functions of the Company including the independence and authority of its reporting obligation, the proposed audit plan for the coming year, and the adequacy of management response to internal audit findings and recommendations.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Audit Committee
Bay Banks of Virginia, Inc.

Robert F. Hurliman, Chair
Robert C. Berry, Jr.
Kenneth O. Bransford, Jr.
Richard A. Farmar, III

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Yount, Hyde and Barbour, P.C. (“YHB”) audited the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and reviewed the Company’s quarterly reports on Form 10-Q during 2012.

The following table presents aggregate fees paid or to be paid by the Company and the Bank for professional services rendered by YHB. Audit fees include audit and review services, consents, and review of documents filed with the Securities and Exchange Commission. Audit related fees consist of research and consultation concerning financial accounting and reporting standards and audits of the Virginia Bankers Association defined contribution plan and the ESOP. Tax fees include preparation of federal and state tax returns and consultation regarding tax compliance issues.

	Fiscal 2012	Fiscal 2011

Audit Fees	$83,500	$119,050
Audit-related Fees	15,700	20,031
Tax Fees	5,100	5,000

Total Fees	$104,300	$144,081

The Audit Committee pre-approves all audit, audit related, and tax services on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement.

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recent legislation, the Company is providing stockholders with an advisory (non-binding) vote on the compensation of the named executive officers as disclosed in this Proxy Statement. Such a proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s executive compensation programs and policies. Accordingly, stockholders may vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section of the Company’s 2013 Proxy Statement, including the compensation tables and related narrative disclosure in the 2013 Proxy Statement.”

The Company believes its compensation programs and policies are strongly aligned with the long-term interests of its stockholders. Because this vote is advisory, it will not be binding upon the Company’s Board of Directors or the Compensation Committee. However, the Board and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors unanimously recommends that you vote for the approval, on an advisory basis, of Company’s executive compensation programs and policies, by voting FOR the approval of the above resolution.

PROPOSAL THREE – ADVISORY VOTE ON THE FREQUENCY OF

THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, and in accordance with recent legislation, the Company this year is providing stockholders with an advisory (non-binding) vote on whether the advisory vote on executive compensation should be held every year, every two or every three years.

The Board of Directors believes that a frequency of every year is optimal because such frequency provides the highest level of accountability and communication by having the stockholders vote correspond with the most recent compensation information presented in the proxy statement for the Company’s annual meetings.

As stated above, this is an advisory vote only. Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors. The proxy card delivered to you provides you with the opportunity to choose among four options: holding the vote every one year, every two years, every three years or abstaining. The alternative receiving the greatest votes will be the frequency that stockholders approve.

The Board of Directors unanimously recommends that you vote for the option of every “one year” for future advisory votes on executive compensation.

PROPOSAL FOUR – APPROVAL OF THE

BAY BANKS OF VIRGINIA, INC. 2013 STOCK INCENTIVE PLAN

General

The Company is asking stockholders to approve the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan. The 2013 Plan was adopted by the Board of Directors on February 21, 2013, and is effective such date, subject to stockholder approval. The 2013 Plan makes available up to 385,000 shares of common stock for granting stock options in the form of incentive stock options and non-statutory stock options, restricted stock awards and other stock-based awards to employees and directors of the Company and the Subsidiaries.

The Company is asking stockholders to approve the 2013 Plan because the existing stock option plan, which was approved by stockholders in 2003, will expire on April 30, 2013 and no further grants may be made under that plan. If the 2013 Plan is approved by stockholders, it will supersede and replace the Bay Banks of Virginia, Inc. 2003 Incentive Stock Option Plan and the Bay Banks of Virginia, Inc. 2008 Non-Employee Directors Stock Option Plan, and any subsequent equity awards will be made under the 2013 Plan. The 2013 Plan will terminate on February 21, 2023, unless sooner terminated by the Board of Directors.

The Board of Directors recommends that you vote FOR the approval of the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan.

The more significant features of the plan are described below. To aid your understanding, the full text of the plan, as proposed for approval by stockholders, is provided in Appendix A to the Proxy Statement. In addition, a copy is available online as part of the Company’s proxy statement as filed with the Securities and Exchange Commission. The website address of the Securities and Exchange Commission is located at www.sec.gov.

Purpose

The purpose of the 2013 Plan is to further the long-term stability and financial success of the Company by attracting and retaining employees and directors (“participants”) through the use of stock incentives. The Company believes that ownership of its common stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business, and will further the identification of those persons’ interests with the interests of the Company’s stockholders. For these reasons, the Company is asking stockholders to approve the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan.

Administration

The 2013 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to select plan participants and to grant stock options, restricted stock awards and other-stock based awards on terms the Compensation Committee considers appropriate. In addition, the Compensation Committee has the authority to interpret the plan, to adopt, amend, or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan.

Stock Options

Stock options granted under the 2013 Plan may be incentive stock options or non-statutory stock options. A stock option entitles a recipient to purchase shares of common stock at the option price. The Compensation Committee will fix the option price at the time the stock option is granted, but in the case of an incentive stock option the exercise price cannot be less than 100% of the shares’ fair market value on the date of grant (or, in the case of an incentive stock option granted to a 10% stockholder of the Company, 110% of the shares’ fair market value on the date of grant). The value in incentive stock options, based on the shares’ fair market value on the date of grant, that can be exercisable for the first time in any calendar year under the plan or any other similar plan maintained by the Company is limited to $100,000. The option price may be paid in cash, with shares of common stock, by promissory note or a combination of the foregoing, as permitted under the recipient’s option agreement. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee, including the requirement that they will not be exercisable after 10 years from the grant date. No more than an aggregate of 385,000 shares may be issued in connection with the exercise of incentive stock options, which are eligible for more favorable tax treatment.

Restricted Stock

The 2013 Plan permits the grant of stock awards (shares of common stock) to plan participants. A stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the employee complete a specified period of service or that certain objectives be achieved by the recipient. Any restriction imposed on a stock award will be determined by the Compensation Committee.

Other Stock-Based Awards

The 2013 Plan permits the grant of other types of equity-based or equity-related awards to plan participants in such amounts and subject to such terms and conditions as the Compensation Committee shall determine. These awards may involve the transfer of actual shares to a recipient or payment in cash or otherwise of amounts based on the value of shares of the Company’s common stock. The Compensation Committee will establish all terms and conditions for any such award.

Transferability

In general, options and awards granted under the 2013 Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. The plan permits the award of non-statutory stock options that are transferable to immediate family members (or certain related trusts or entities), in accordance with applicable securities laws.

Shares Subject to the Plan

Up to 385,000 shares of common stock may be issued to plan participants under the 2013 Plan. The maximum number of shares with respect to which stock options, restricted stock awards and other-stock based awards may be granted in any calendar year to an employee is 50,000 shares. To date, no stock options or awards have been granted under the plan.

In general, if any stock option or other-stock-based award granted terminates, expires or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the common stock subject to the terminated or forfeited stock option, restricted stock award or other-stock based award will be available for further stock options, restricted stock awards and other-stock based awards.

Certain Federal Income Tax Consequences

Stock Options. Generally, no federal income tax liability is incurred by a plan participant at the time a stock option is granted. If the stock option is an incentive stock option, no income will be recognized upon the participant’s exercise of the stock option, provided holding periods required by the tax laws are satisfied. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a non-statutory stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option exercise price.

The Company will be entitled to claim a federal business expense tax deduction on account of the exercise of a non-statutory stock option. The amount of the deduction is equal to the ordinary income recognized by the participant. The Company generally will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option, but may claim a federal income tax deduction on account of certain disqualifying dispositions of stock acquired upon the exercise of an incentive stock option.

Restricted Stock. Federal income tax is incurred on the award of restricted stock when the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the recipient of the restricted stock makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant. At that time, the recipient recognizes income equal to the fair market value of the common stock.

Other Awards. Other equity-based awards under the plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares or other property, or (in the absence of an appropriate election) the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares or other property. The Company generally would be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award.

Changes in Capitalization and Similar Changes

In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of common stock reserved under the 2013 Plan, and the terms, exercise price and number of shares of any outstanding stock options or awards will be equitably adjusted by the Compensation Committee in its discretion to preserve the benefits of the stock options or awards for plan participants. For instance, a two-for-one stock split would double the number of shares reserved under the plan. Similarly, for outstanding stock options it would double the number of shares covered by each stock option and reduce its exercise price by one-half.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2012, relating to the Company’s existing equity compensation plans.

Equity Compensation Plan Information

	Year Ended December 31, 2012
	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by stockholders	120,617	(1)	$9.51	146,557

Equity compensation plans not approved by stockholders	—		—	—

Total	120,617	(1)	$9.51	146,557

(1)	Consists entirely of shares of common stock underlying previously granted stock options that have not been exercised. All of these options were granted pursuant to the Company’s existing stock option plans.

Vote Required

Approval of the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan requires the affirmative vote of a majority of the shares actually voting, in person or by proxy, at the Annual Meeting.

The Board of Directors recommends the approval of the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Some of the Company’s directors, executive officers and members of their immediate families, and corporations, partnerships and other entities, of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and loan commitments to them were originated in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, other than as set forth below, do not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

On December 31, 2012, the Company sold a total of 2,200,000 shares of its common stock at a purchase price of $4.25 per share in a private placement exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder (the

“Private Placement”). The Company received gross proceeds of $9.35 million from the Private Placement. The Private Placement was made pursuant to a Securities Purchase Agreement, dated December 31, 2012, by and among the Company and certain accredited institutional investors (the “Purchase Agreement”), and subscription agreements from a number of other accredited investors, including certain directors and executive officers of the Company (collectively, the “Subscription Agreements”). In connection with the Private Placement, Mr. Patterson acquired 258,824 shares of common stock. All purchasers in the Private Placement were accredited investors, as defined in Rule 501(a) of Regulation D. The Purchase Agreement and the Subscription Agreements contain representations and warranties and covenants of the Company and the purchasers of the Company’s common stock that are customary in private placement transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in Company common stock. Based upon a review of filings with the Securities and Exchange Commission and written representation that no other reports were required, the Company believes that all of its directors and executive officers were in compliance with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 during 2012 with the following exceptions: One late Form 4 report was filed by Richard A. Farmar, III, reporting the acquisition of shares in two transactions; and two late Form 4 reports were filed by Kenneth O. Bransford, Jr., reporting the sales of shares in five transactions.

OTHER MATTERS

General

Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

Bylaw Amendment to Fix Number of Directors

On September 5, 2012, the Company’s Board of Directors, acting pursuant to the authority granted to it by Article VIII of the Company’s Bylaws and the Code of Virginia, approved an amendment to Article III, Section 3, Directors, of the Bylaws. The amendment was reported by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2012. The amendment is also being reported to the stockholders in this Proxy Statement pursuant to Article VIII of the Bylaws. Article III, Section 3, Directors, of the Bylaws was amended in its entirety as follows:

“Section 3. Number of Directors. The Board of Directors shall consist of seven (7) members who shall be divided into three (3) classes with respect to terms of office.”

Before the amendment, the section read as follows:

“Section 3. Number of Directors. The Board of Directors shall consist of six (6) members who shall be divided into three (3) classes with respect to terms of office.”

STOCKHOLDER PROPOSALS

The Company’s Bylaws provide that, in addition to any other applicable requirements, for business (including stockholder nominations of director candidates) to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary of the Company no later than 120 days before the anniversary date of the immediately preceding annual meeting. As to each matter, the notice must comply with certain informational requirements set forth in the Bylaws. These requirements are separate and apart from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in the Company’s proxy materials. To be considered for inclusion in the Company’s proxy materials relating to the 2014 Annual Meeting of Stockholders pursuant to applicable Securities and Exchange Commission rules, the Secretary of the Company must receive stockholder proposals no later than December 13, 2013. Stockholder proposals should be addressed to Corporate Secretary, Pamela A. Varnier, Bay Banks of Virginia, Inc., 100 S. Main Street, P.O. Box 1869, Kilmarnock, Virginia 22482.

Stockholder Communication

Bay Banks of Virginia has a process whereby stockholders can contact the Company’s directorship. Corporate stockholder contact information is available on the Company website at www.baybanks.com.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, excluding exhibits, as filed with the Securities and Exchange Commission can be obtained without charge by writing to Randal R. Greene, President and Chief Executive Officer, Bay Banks of Virginia, Inc., 100 South Main Street, P. O. Box 1869, Kilmarnock, Virginia 22482. This information may also be accessed, without charge, by visiting either the Company’s website at www.baybanks.com or the Securities and Exchange Commission’s website at www.sec.gov.

Appendix A

BAY BANKS OF VIRGINIA, INC.

2013 STOCK INCENTIVE PLAN

1. Purpose and Effective Date.

(a) The purpose of the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan (the “Plan”) is to further the long-term stability and financial success of the Company (as defined below) by attracting and retaining personnel, including employees, directors and consultants, through the use of stock incentives. The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those persons’ interests with the interests of the Company’s shareholders. This Plan will supersede and replace the Bay Banks of Virginia 2003 Incentive Stock Option Plan, which expires April 30, 2013, and the Bay Banks of Virginia, Inc. 2008 Non-Employee Directors Stock Option Plan.

(b) The Plan was adopted by the Board of Directors of the Company on February 21, 2013, subject to the approval of the Plan by the Company’s shareholders.

2. Certain Definitions. The following terms have the meanings indicated:

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

(c) Award. The award of an Option, Restricted Stock or Other Stock-Based Award under the Plan.

(d) Board. The Board of Directors of the Company.

(e) Cause. Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company (including, without limitation, any loyalty, noncompetition, non-solicitation, confidentiality and/or invention assignment agreement), unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if “Cause” is defined in an employment agreement between a Participant and the Company, “Cause” shall have the meaning assigned to it in such agreement.

(f) Change in Control.

(i) The acquisition by any Person (as defined below) of beneficial ownership of 50% or more of the then outstanding shares of common stock of the Company;

(ii) Individuals who constitute the Board on the effective date of this Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of directors of the Company, as such terms are used in Rules 14a-11 and 12 under the Act;

(iii) Approval by the shareholders of the Company and consummation of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that shareholder approval of a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(I) no Person beneficially owns 50% or more of either (1) the then outstanding shares of common stock or voting securities of the corporation or other entity resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of members of the board of directors (or similar governing body); or

(II) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this Section 2(f), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(g) Code. The Internal Revenue Code of 1986, as amended.

(h) Committee. The Committee appointed to administer the Plan pursuant to Plan Section 15, or if no such Committee has been appointed, the Board.

(i) Company. Bay Banks of Virginia, Inc., a Virginia corporation.

(j) Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(k) Consultant. A person or entity rendering services to the Company who is not an “employee” for purposes of employment tax withholding under the Code.

(l) Date of Grant. The effective date of an Award granted by the Committee.

(m) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(n) Fair Market Value.

(i) If the Company Stock is listed on any established stock exchange or quoted on any established stock market system, its Fair Market Value shall be the closing price for such stock on the Date of Grant as reported by such exchange or stock market system, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded.

(ii) If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith, provided that the fair market value of Company Stock subject to an Incentive Stock Option shall be determined in good faith within the meaning of Treasury Regulation § 1.422-2(e)(2).

(iii) Fair Market Value shall be determined as of the Date of Grant specified in the Award.

(o) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(p) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(q) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(r) Other Stock-Based Award. A right granted under Section 9.

(s) Participant. Any individual who is granted an Award under the Plan.

(t) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8.

(u) Retirement. Means:

(i) the termination of an employee’s employment under conditions which would constitute “normal retirement” or “early retirement” under any tax qualified retirement plan maintained by the Company;

(ii) the termination of an employee’s employment after attaining age 65 (except in the case of termination for Cause); or

(iii) the termination of a Non-Employee Director’s service as a member of the Board after attaining age 65.

(v) Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(w) 10% Shareholder. A person who owns, directly or indirectly and within the meaning of Section 422 or 424 of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3. General. Awards of Options or Restricted Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 385,000 shares of Company Stock; which may include authorized, but unissued, shares. Not more than 385,000 of such shares shall be available as any type of awards other than Incentive Stock Options. Shares allocable to Options granted under the Plan that expire or otherwise terminate and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan.

(b) The maximum number of shares with respect to which an Award may be granted in any calendar year to any employee during such calendar year shall be 50,000 shares.

5. Eligibility.

(a) Any employee of, director of, or Consultant to the Company (including an employee of, director of, or consultant to an affiliate of the Company) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 15, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c) Non-Employee Directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

6. Stock Options.

(a) Grant. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant. A Participant’s stock option agreement shall set forth all restrictions on disposition and transfer applicable to the Option shares.

(b) Exercise Price. The Committee shall establish the exercise price of Options. The exercise price of an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c) Term. The Committee shall establish the term of each Option in the Participant’s stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment.

(d) Time of Exercise.

(i) During Participant’s Employment. Options may be exercised during their terms in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change in Control as the Committee deems appropriate.

(ii) After Participant’s Termination of Employment. The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after the earlier of (a) (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death; or (b) the expiration of the Option’s term.

(iii) After Participant’s Death. If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the executor or administrator of the Participant’s estate during the time period specified in the stock option agreement, but not later than the expiration of the Option’s term.

(e) Limit on Exercise of Incentive Stock Options. An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f) Options Forfeited Upon Termination of Employment for Cause. If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options, both vested and unvested, shall terminate as of the date of the misconduct, as determined by the Committee in its sole discretion.

7. Method of Exercise of Options.

(a) Exercise. Options may be exercised by giving written notice of the exercise to the Company, stating the Option being exercised and the number of shares the Participant has elected to purchase under the Option.

(b) Payment. In no event shall any shares be issued pursuant to the exercise of an Option until the Participant has made full payment for the shares of Company Stock (including payment of the exercise price and any Applicable Withholding Taxes). Company Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows, provided that the Committee may impose such limitations and restrictions on payments with shares of Company Stock as the Committee, in its discretion, deems advisable:

(i) in cash or by check, payable to the order of the Company;

(ii) by delivery of Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), provided that such method of payment is then permitted under applicable law and the Company Stock was owned by the Participant at least six months prior to such delivery (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes);

(iii) by delivery of a properly executed exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes; or

(iv) by any combination of the above permitted forms of payment.

(c) Delivery of Shares. Upon the exercise of an Option in compliance with the provisions of this section, the receipt by the Company of the payment for the shares of Company Stock so acquired, and satisfaction of the provisions of this Section 7 of the Plan, the Company shall deliver or cause to be delivered, within a reasonable time, to the Participant exercising the Option, a certificate or certificates for the number of shares of Company Stock with respect to which the Option is exercised. The shares of Company Stock shall be registered in the name of the exercising Participant or in such name jointly with the Participant as the Participant may direct in the written notice of exercise. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent.

(d) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Company Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules, or regulations.

(e) Disqualifying Disposition. If a Participant disposes of shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date the Option is granted or within one (1) year after the issuance of such shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of shares disposed of, and any other information relating thereto that the Company may reasonably request.

(f) Compliance with Rule 16b-3. Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8. Restricted Stock Awards.

(a) Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) Restrictions on Transferability and Vesting of Restricted Stock Awards. The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change in Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) Lapse of Restrictions on Transferability. The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change in Control.

(d) Rights of the Participant and Restrictions. A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock and shall be paid no later than 2  1/2 months after the end of the year in which the underlying Restricted Stock vests.

9. Other Stock-Based Awards.

(a) The Committee is authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Company Stock) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such Other Stock-Based Award may involve the transfer of actual shares to Participants or payment in cash or otherwise of amounts based on the value of shares of Company Stock.

(b) Each Other Stock-Based Award shall be expressed in terms of shares or units or an equivalent measurement based on shares, as determined by the Committee. If the value of an Other Stock-Based Award will be based on the appreciation of shares from an initial value determined as of the date of grant, then such initial value shall not be less than the Fair Market Value of a share on the date of grant of such Other Stock-Based Award.

10. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

11. Nontransferability of Awards.

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below, without prior written approval from the Committee. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may on a case by case basis grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate in its sole discretion.

12. Termination, Modification, Change.

(a) If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 20, 2023. The Board may at any time terminate, suspend, or modify the Plan; provided that the Board shall not, without stockholder approval, make any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company including, (1) increasing the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 13), (2) expanding the class of persons eligible to receive Awards, or (3) materially increasing the benefits accruing to Participants under the Plan. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder.

(b) No Awards shall be made under the Plan after its termination, and no termination or amendment of the Plan shall, without the consent of the Participant or his Beneficiary, adversely affect a Participant’s rights under an Award previously granted to him, but it shall be conclusively presumed that any adjustment to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder or any adjustment pursuant to Section 13, does not adversely affect any such right.

(c) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Other Stock-Based Awards or cancel outstanding Options or Other Stock-Based Awards in exchange for cash, other Awards or Options or Other Stock-Based Awards with an exercise price that is less than the exercise price of the original Options or Other Stock-Based Awards without shareholder approval.

13. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, spin-off, reorganization, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) In the event of a reorganization, recapitalization or merger in which the Company is the surviving corporation, the result of which is that the Company becomes a majority owned subsidiary of another entity (the “Parent”), then the Committee may take such actions with respect to Awards as the Committee deems appropriate (whose determination shall be binding on all persons), including without limitation causing any such Award then outstanding to be assumed, or new rights substituted therefor, by the Parent.

(c) In the event the Company distributes to its stockholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee’s determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

(e) To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 13 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

14. Change in Control. In the event of a Change in Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

(a) At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(b) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than or greater than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

(d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.

15. Administration of the Plan.

(a) The Plan shall be administered by the Committee, who shall be appointed by the Board. If no Committee is appointed, the Plan shall be administered by the Board. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be performance-based for purposes of Code Section 162(m) shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Code Section 162(m).

(b) Subject to the express provisions of the Plan, the Committee shall have full and final authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) to the extent permissible under Code Section 409A, whether a Change in Control exists, (ix) factors relevant to the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate.

(c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

16. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

17. Compliance with Code Section 409A. To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Section 409A of the Code shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Section 409A of the Code that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of certain payment of benefits provided for under this Plan shall be revised as necessary for compliance with Section 409A of the Code.

18. Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Agreement to the substantive law of another jurisdiction. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable; they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

z	REVOCABLE PROXY BAY BANKS OF VIRGINIA, INC.	{

IMPORTANT ANNUAL MEETING INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held on May 20, 2013: A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials, consisting of the Proxy Statement, including the Proxy Card, and the Annual Report on Form 10-K for the year ended December 31, 2012, may be viewed at http://www.baybanks.com.

This Proxy is solicited on behalf of

the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Richard A. Farmar, III and Randal R. Greene, or either of them, as proxies with full power of substitution to represent the undersigned and vote, as designated below, all the shares of common stock of Bay Banks of Virginia, Inc. held of record by the undersigned on March 18, 2013, at the Annual Meeting of Stockholders to be held on May 20, 2013, at 5:00 p.m. at the Main Office of the Bank of Lancaster located in Kilmarnock, Virginia, or any adjournment thereof, on each of the following matters:

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐
Mark here if you plan to attend the meeting.	☐
Mark here for address change.	☐

Comments:

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except
1.	To elect three (3) Class III directors to serve three-year terms:	☐	☐	☐

Class III:	Robert F. Hurliman
Elizabeth H. Crowther
C. Dwight Clarke

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

		For	Against	Abstain
2.	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation;	☐	☐	☐

	One Year	Two Years	Three Years	Abstain
3.	To approve, on a non-binding advisory basis, the frequency with which the Company will hold a stockholder vote to approve the Company’s named executive officer compensation; ☐	☐	☐	☐

		For	Against	Abstain
4.	To approve the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan; and	☐	☐	☐
5.	To transact such other business as may properly come before the meeting or any adjournment thereof. Management knows of no other business to be brought before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the listed nominees in proposal 1, “FOR” proposal 2, for “One Year” on proposal 3 and “FOR” proposal 4. All joint owners MUST sign.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

x	6046	y